SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K

  Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

                       Date of Report:  November 20, 2000

                         Inform Worldwide Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                    Colorado
         (State or other jurisdiction of incorporation of organization)

                                    000-29994
                            (Commission File Number)

                                    841425882
                      (IRS Employer Identification Number)

            10333 E. Dry Creek Road, Suite 270, Englewood, CO  80112
                         (Business address and zip code)

                                 (313) 662-0900
              (Registrant's telephone number, including area code)

Item  4.  Changes  in  Registrant's  Certifying  Public  Accountant.

Inform Worldwide Holdings, Inc. (the "Registrant") has engaged Ehrhardt Keefe Steiner & Hottman, P.C., 7979 East Tufts Avenue, Suite 400, Denver, CO 80237, to act as the principal accountant to audit the Registrant's financial statements. There have been no disagreements in accounting principals with our prior accountant.

Item  5.  Other  Events

On November 14, 2000, the Registrant announced a definitive agreement to acquire Mapas y Datos, SA of Bogota, Colombia pursuant to Stock Acquisition Agreement by and among the Registrant and, Mapas y Datos and the shareholders of Mapas y Datos dated November 14, 2000. A copy of the press release issued by the Registrant on November 15, 2000, is attached as Exhibit 99.1 and is incorporated herein.

On November 15, 2000, the Registrant changed its name to Inform Worldwide Holdings, Inc. from Anything Internet Corporation. The name change was approved by the shareholders at the annual meeting. The Registrant also changed is symbol to IWWI, effective November 17, 2000.

November  20th,  2000

                                              Inform Worldwide Holdings, Inc.
                                              (Registrant)

                                              /s/  Larry  G.  Arnold
                                              ----------------------------------
                                              By:  Larry G. Arnold, President
                                              Englewood,  Colorado

Exhibits: